Exhibit 99.6

NEWS RELEASE
KNIGHT RIDDER
50 WEST SAN FERNANDO ST.
SAN JOSE, CA 95113

Knight Ridder, Gannett Agree To Exchange Newspapers in Florida, Washington and Idaho

SAN JOSE, Aug. 3, 2005 – Knight Ridder and Gannett today announced an exchange of assets involving four of their newspapers and cash consideration.

In the exchange, Knight Ridder will receive from Gannett The (Boise) Idaho Statesman, and two newspapers in the state of Washington, The (Olympia) Olympian, and The Bellingham Herald. In return, Gannett will receive the Tallahassee (Fla.) Democrat and an undisclosed cash consideration.

The transaction is subject to regulatory review and will close once that process is completed, probably the first week in September.

Knight Ridder Chairman and CEO Tony Ridder said, “As we continue to review our portfolio of newspapers, other print products, Internet sites and investments, we are constantly impressed by the performance of our mid-sized and smaller newspapers – especially those in growth areas. This exchange gives us the opportunity to add three newspapers in robust western markets. Each one performs strongly; together, they will make a very solid addition to our existing lineup.

“Simultaneously, we feel keenly the loss of the Tallahassee Democrat. Its journalistic tradition in the state capital is deeply rooted; its people – friends and colleagues for many years – are talented and dedicated. We thank them and wish them well. We will miss them.”

Gannett President and CEO Craig Dubow said: “Florida, where Gannett already has three TV stations, three newspapers and distributes Clipper magazine, is a strong and growing region for Gannett. The Tallahassee Democrat, in the state’s capital, is a key addition to the mix. We look forward to bringing them on board.

“In the West, the newspapers in Bellingham, Olympia and Boise have been in the Gannett family since 1971 and it will be very hard to say good-bye. But we are confident they are in good hands, and will thrive as part of the Knight Ridder western strategy.”

The Idaho Statesman has circulation of 64,815 daily, 85,552 Sunday; The Olympian 33,808 daily, 41,677 Sunday; and The Bellingham Herald 23,928 daily, 30,230 Sunday. The Democrat circulation is 51,095 daily, 66,828 Sunday.

Knight Ridder said that the Boise newspaper will report to Senior Vice President Hilary Schneider. The two Washington state newspapers will report to Paula Ellis, vice president/operations. At the same time, Knight Ridder announced these executive changes at the papers:

Mike Petrak, Knight Ridder vice president/marketing, will become president and publisher in Boise. John Winn Miller, senior vice president/marketing in Tallahassee, will become president and publisher in Olympia. And Glen Nardi, senior vice president/operations at the San Jose Mercury News, will become president and publisher in Bellingham.

Tallahassee Democrat President and Publisher Mike Pate will remain with Knight Ridder in a consulting role through the end of the year, when he plans to retire. Vice President/Editor Mizell Stewart will remain with Knight Ridder in a role yet to be determined.

Ridder said, “We are extremely fortunate to have experienced executives ready to assume leadership of these new Knight Ridder newspapers. Each of them has been involved in companywide initiatives that have broadened their expertise. Those experiences will benefit the new papers.”

Mike Petrak, 47, has been in his current position since 2001. He served as executive vice president and general manager at The Kansas City Star from 1997 to 2001 and as vice president/marketing and advertising 1994 to 1997. He was director of marketing for Consumer Power Marketing from 1992 to 1994 and ad director for the (Madison) Wisconsin State Journal and The Capital Times from 1988 to 1992. Earlier, he worked in advertising and circulation at the Fort Worth Star-Telegram and in the newsroom at the Iowa City Press-Citizen.

“Mike has led our increasingly successful efforts to expand Knight Ridder’s presence with national advertisers. He has built a strong marketing staff at the corporate level – one that maximizes both print and online opportunities – and this infrastructure will serve us well going forward,” said Schneider. “Mike understands the needs of both our metro and city group newspapers, and how to achieve growth in those markets. He has worked in the newsroom and in circulation, and his years as general manager in Kansas City prepared him well to lead the overall operations of a newspaper.”

Petrak is chairman of Newspapers First, a co-founder of Newspaper Value Symposium, a member of the board of CityXpress online auctions company and a member of the Newspaper National Network Sales Advisory Committee and the Newspaper Association of America Postal Affairs Committee. He is a member of Colonial Presbyterian Church in Overland Park, Kan. He was chairman of the board of Kansas City Urban Young Life and a member of the board of the Great Kansas City Sports Commission. He served on the marketing committee of the Heart of America United Way.

He earned an M.B.A. in marketing from University of Iowa in 1982 and a bachelor’s degree in journalism there in 1980.

He and his wife, Missy, have two children, Hannah and Nicholas, both students at University of Kansas.

John Winn Miller, 52, has worked at the Democrat since 1999. He has been senior vice president of marketing, with responsibility for advertising and circulation, since 2004. He served as senior vice president/circulation, operations and human resources from 2003 to 2004, as executive editor and senior vice president/news and circulation from 2002 to 2003 and as executive editor/senior vice president/news from 1999 to 2002.

Knight Ridder Vice President/Operations Paula Ellis said, “John has greatly broadened his knowledge of newspaper operations in recent years as he assumed responsibility for a variety of functional divisions of the Democrat. His work on Knight Ridder’s Operations Task Force (focused on operating more efficiently) made his expertise available to other mid-sized newspapers throughout the company. He has been involved in his community, as well, and will be a strong publisher in Olympia.”

Miller was executive editor and senior vice president/news of the (State College, Pa.) Centre Daily Times from 1996 to 1999. At the Lexington (Ky.) Herald-Leader, he was city editor 1992 to 1996, capitol bureau chief 1987 to 1992 and reporter. He was Rome bureau chief for The Wall Street Journal in 1986, and worked for The Associated Press from 1979 to 1986 as a reporter and copy editor in Louisville, Ky., New York and

Rome. In Lexington, he was part of a team that was a Pulitzer finalist for a series that helped trigger education reform in Kentucky.

He is on the board of the Tallahassee Symphony Orchestra and has served on the Tallahassee Chamber of Commerce’s strategic plan committee. His other interests include golf, cooking, karate (he’s a second degree black belt), and history books.

He earned a bachelor of general studies from the University of Kentucky in 1977. He is a 2004 graduate of the Northwestern University Advanced Executive Program.

Miller and his wife, Margo, an artist and former English instructor, have a 19-year-old daughter, Allison.

Glen Nardi, 54, has been in his current job since 2004. He served as vice president/operations for The (Columbia, S.C.) State from 1995 to 2004 and production director from 1988 to 1995. Prior to that, he was production director for Philadelphia Newspapers from 1984 to 1987, production manager for The Miami Herald from 1981 to 1984 and pre-press manager there from 1980 to 1981. He was an officer in the U.S. Navy from 1973 to 1980.

Knight Ridder’s Schneider said, “Glen, a 2004 Knight Ridder Excellence Awards winner for operational excellence, has been a leader throughout the company for many years. He has worked at large and mid-size newspapers and understands well how to reach top-level performance. He has led companywide initiatives to drive operational excellence and best practices. His quiet demeanor and low-profile approach to consensus building win friends and support wherever he goes.”

Nardi earned a master’s degree in personnel management from George Washington University in 1979 and a bachelor’s of science degree in management from the U.S. Naval Academy in 1973.

He served on the board of directors of Junior Achievement both in California and South Carolina, the Better Business Bureau of South Carolina and Crimestoppers.

He and his wife, Holly, have seven children.

Pate, 59, has spent his entire career with Knight Ridder, beginning in 1969. He has been president and publisher of the Democrat since 1997. He was president and publisher of The (Myrtle Beach, S.C.) Sun News from 1986 to 1997 and executive vice president and general manager from 1978 to 1986. He served as director/sales and marketing, as advertising director at The (Biloxi, Miss.) Sun Herald, and earlier as assistant retail manager of The Miami Herald and retail manager of the Democrat.

Tony Ridder said, “Mike has been a strong leader for Knight Ridder in two markets. The Democrat’s business performance has been among the best in the company. Moreover, it has been one of just a few newspapers in the country to have shown year-over-year circulation growth for the last three years. Surveys show readership growth and increased reader satisfaction, as well. Mike is able to attain these results because he is a ‘people person’ with solid knowledge of all aspects of newspaper operations. I look forward to the contributions he will continue to make to Knight Ridder.”

Pate is chairman of the board for the Community Foundation of North Florida, a trustee of the Florida State University Foundation, a member of the Board of Visitors of the Florida A&M University School of Journalism and Graphic Communication. He is a member of the executive committee of Seven Days of Opening Nights Arts Festival, the board of directors of the Economic Development Council and of the board of directors of the Tallahassee Area Chamber of Commerce. He is chair of the Knight Foundation Community Advisory Committee.

He earned a bachelor’s degree in business administration from Florida State University in 1968.

He and his wife, Judy, have a son, Brian, and two granddaughters.

Stewart, 40, editor of the Democrat since 2003, had served as managing editor from 2000 to 2003. He held several editing positions at the Akron Beacon Journal from 1994 to 2000; before that, he held a variety of reporting and editing positions at the Dayton Daily News.

He is chair of the board of governors of Leadership Tallahassee and serves on the board of Young Actors Theatre and the First Amendment Foundation. He is a member of the National Association of Black Journalists and the American Society of Newspaper Editors.

Stewart earned a bachelor’s degree in journalism from Bowling Green State University in 1991.

He is married to Valerie Morgan-Stewart.

Gannett announced these executive changes: Tallahassee: Patrick Dorsey, director/finance and group controller for Florida Today, was named president and publisher of the Tallahassee Democrat. Leslie Hurst, president and publisher of The Idaho Statesman, was named president and publisher of The Lansing (Mich.) State Journal. Michael G. Kane, president and publisher in Lansing, was named president and publisher of the Rochester (N.Y.) Democrat and Chronicle.

Christine Chin, president and publisher of The Bellingham Herald, will join the staff of The (Phoenix) Arizona Republic. Bob Ritter, president and publisher of The Olympian, will remain with Gannett in a position to be announced later.

Knight Ridder is the nation’s second-largest newspaper publisher, with products in print and online. The company publishes 32 daily newspapers in 29 U.S. markets, with a readership of 8.5 million daily and 11.0 million Sunday. Knight Ridder also has investments in a variety of Internet and technology companies and two newsprint companies. The company’s Internet operation, Knight Ridder Digital, develops and manages the company’s online properties. It is the founder and operator of Real Cities (www.RealCities.com), the largest national network of city and regional Web sites in more than 110 U.S. markets. Knight Ridder and Knight Ridder Digital are headquartered in San Jose, Calif.

(NR)

#             #             #

For more information, call Vice President/Corporate Relations Polk Laffoon at 408-938-7838 (e-mail: plaffoon@knightridder.com), or Director/Corporate Communications Lee Ann Schlatter at 408-938-7839 (e-mail: lschlatter@knightridder.com), or visit Knight Ridder’s Web site at www.knightridder.com.